UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 18, 2007

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	011-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 18, 2007, the Board of Directors (the “Board”) of Kestrel Heat LLC, a Delaware limited liability company (“Kestrel Heat”) which is the general partner of Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership,” “we,” “us” or “our”), authorized a profit sharing pool equal to 6% of Adjusted EBITDA (as defined below) for fiscal year 2008 to be allocated by a Profit Sharing Committee (as defined below) among and paid to certain employees of the Partnership’s direct and indirect subsidiaries to be selected by the Profit Sharing Committee based upon achievement of company goals as well as divisional and/or individual performance goals and financial targets to be established by the Profit Sharing Committee, subject to the following:

(A) No profit sharing will be paid with respect to fiscal 2008 unless the Partnership achieves actual Adjusted EBITDA for fiscal 2008 of at least 70% of the amount of budgeted Adjusted EBITDA for fiscal 2008.

(B) (i) The Term “Adjusted EBITDA” means EBITDA of the Partnership as reported in its Form 10-K plus to the extent deducted from revenues in determining consolidated net income (loss) (i) any expense attributable to payments under the authority of this resolution (ii) any expense attributable to the Management Incentive Plan (iii) any negative EBITDA attributable to Negative Acquisitions; (iv) any extraordinary losses (v) any Attrition Adjustment and (vi) any non-cash charges (including any non-cash impact of FASB 133) minus to the extent included in consolidated net income (loss) (i) any gain attributable to the non-cash impact of FASB 133 and (ii) any extraordinary gains.

(ii) The term “Negative Acquisitions” means an acquisition made during the fiscal year that, as a result of the timing of the acquisition resulted in negative EBITDA for such acquisition for the fiscal year.

(iii) The term “Attrition Adjustment” means the Net Account Attrition for the Partnership multiplied by the weighted average of EBITDA per account for the entire Partnership as determined by the Profit Sharing Committee times 4.5.

(iv) The term “Net Account Attrition” means the excess if any of the number of residential and commercial #2 oil accounts on the first day of the fiscal year reduced by budgeted account attrition for the fiscal year over the actual number of such accounts on the last day of the fiscal year, excluding acquisitions, as determined by the Profit Sharing Committee.

(C) The Profit Sharing Committee shall consist of the Chief Executive Officer, the Chief Financial Officer of the Partnership and such other members of senior management as may be designated by them.

(D) No officer of the Partnership will participate in the profit sharing pool and no profit sharing payment will be paid to any officer, without prior approval of the Board of Directors. The term “Officer” shall mean any person elected by the Board of Directors, or the board of directors of any subsidiary of the Partnership, to the position of Vice President or a higher position.

Any profit sharing payment will be made no later than March 15 of the calendar year subsequent to the calendar year in which it is determined.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P. By: Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Ambury
Name:	Richard Ambury
Title:	Chief Financial Officer

Date: October 19, 2007

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